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                                                                     EXHIBIT 5.1



                                 November 24, 1999


Securities and Exchange Commission
450 Fifth Street
Judiciary Plaza
Washington D.C. 20549

     Re: Midcoast Energy Resources, Inc.--Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Midcoast Energy Resources, Inc., a Texas corporation (the "Company"), in connection with its post-effective amendment to its registration statement on Form S-3 of the Securities Act of 1933, as amended, (the "Act") of up to $200,000,000 aggregate amount of (i) shares of common stock, par value $.01 per share ("Common Stock"), (ii) shares of preferred stock, in one or more series, as may be designated by the Board of Directors of the Company ("Preferred Stock"), (iii) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), payments of which shall be guaranteed by any or all of the Company's subsidiaries (the "Guarantees") and (iv) warrants to purchase Common Stock, Preferred Stock and Debt Securities ("Warrants") (collectively, the Common Stock, Preferred Stock, Debt Securities and Warrants, hereinafter referred to as the "Securities"). This post-effective amendment is being filed by a successor issuer pursuant to Rule 414(d) promulgated under the Act. In rendering the opinions set forth below, we have examined the Articles of Incorporation, as amended, bylaws and corporate proceedings of the Company, and have made such other examinations as we have deemed necessary and, based upon such examination and having regard for applicable legal principles, it is our opinion that:

     (i) the shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's Articles of Incorporation, as amended, and when issued and delivered against payment therefor for an amount in excess of the par value thereof, and, if issued upon the exercise or conversion of any Warrants or Debt Securities, issued and delivered as contemplated by the terms thereof and of any Warrant Agreement or the applicable Indenture, respectively, relating thereto, will be validly issued, fully paid and non-assessable;

     (ii) upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company in conformity with the Texas Business Corporation Act and the Articles of Incorporation, as amended, of the Company and upon
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Securities and Exchange Commission
November 24, 1999
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the approval by the Board of Directors of the Company of the specific terms of the issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefor for an amount in excess of the par value thereof, and, if issued upon the exercise or conversion of any Warrants or Debt Securities, issued and delivered as contemplated by the terms thereof and of any Warrant Agreement or the applicable Indenture, respectively, relating thereto, such shares will be validly issued, fully paid and non-assessable;

     (iii) assuming the Senior Indenture is duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, when the terms of the senior Company Debt Securities and their issue and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, the senior Company Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Indenture and issued and sold as contemplated in the registration statement, and, if issued upon the exercise or conversion of any Warrants, issued and delivered as contemplated by the terms thereof and of any Warrant Agreement relating thereto, the senior Company Debt Securities will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity, whether considered in a proceeding in equity or at law;

     (iv) assuming the Subordinated Indenture is duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, when the terms of the subordinated Company Debt Securities and their issue and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, the subordinated Company Debt Securities have been duly executed and authenticated in accordance with the terms of the Subordinated Indenture and issued and sold as contemplated in the registration statement, and, if issued upon the exercise or conversion of any Warrants, issued and delivered as contemplated by the terms thereof and of any Warrant Agreement relating thereto, the subordinated Company Debt Securities will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity, whether considered in a proceeding in equity or at law; and
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Securities and Exchange Commission
November 24, 1999
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     (v) when the issuance, execution and delivery by the Company of any of the
Warrants shall have been duly authorized by all necessary corporate action of the Company, the Warrant Agreement relating thereto shall have been executed and delivered by the respective parties thereto and such Warrants shall have been duly executed and delivered by the Company, countersigned by the Warrant Agent relating thereto and sold as contemplated by the registration statement and the Warrant Agreement relating thereto, assuming that the terms of such Warrants are in compliance with then applicable law, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity, whether considered in a proceeding in equity or at law.

     The foregoing opinions are subject to the following additional conditions:
(a) the due authorization, execution and delivery by the Company, and by each counterparty thereto, of (x) each applicable Indenture (including any necessary supplemented indenture or additional corporate proceedings) relating to such of the Securities as are evidences of indebtedness that are offered and sold (or which may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities) and (y) each applicable Warrant Agreement (including any necessary warrant agreement supplement or additional corporate proceedings) relating to such of the Securities as are warrants that are offered and sold (or which may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities), (b) with respect to such of the Securities as are Preferred Stock, the due designation of an applicable series within that class and the due authorization for issuance of such number of shares of Preferred Stock within the series that are offered and sold (or the reservation of such shares as may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities), and (c) with respect to such of the Securities as are Common Stock, the due authorization for issuance of such number of shares of Common Stock that are offered and sold (or the reservation of such shares as may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities).

     We have been furnished with originals of certificates or other representations of public officials, and have made such inquiry to officers and representatives of the Company as we have deemed necessary as a basis for the opinions herein expressed. As to questions of fact material to this opinion, we have, to the extent we deemed appropriate and when relevant facts were not independently established, relied upon certificates of executive officers and other representatives of the Company.
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Securities and Exchange Commission
November 24, 1999
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     We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities, the Indentures or the Guarantees providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction will under applicable law convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law.

     This opinion is restricted to (i) the laws of the State of Texas, (ii) the federal law of the United States of America, and (iii) solely with respect to the matters discussed in paragraphs (iii) and (iv) above, the laws of the State of New York.

     The opinions stated herein are as of the date hereof and are limited to laws, facts and circumstances in existence on the date hereof, and we assume no undertaking to advise you of any change in the opinions expressed herein, whether or not material, as a result of any change in the laws, facts or circumstances pertaining to this post-effective amendment that may come to our attention after the date hereof.

     We hereby consent to the use of our name in the post-effective amendment and the related prospectus wherever contained therein and we also consent to the filing of this opinion as an exhibit to the Post-Effective Amendment.


                                Very truly yours,


                              /s/  Porter & Hedges, L.L.P.
                              ---------------------------------
                                   Porter & Hedges, L.L.P.